EXHIBIT 99.1

WTW Reports Second Quarter 2026 Earnings

  Revenue1 increased 9% from prior year to $2.5 billion for the quarter
  Organic Revenue growth of 5% for the quarter
  Diluted Earnings per Share was $2.43 for the quarter, down 27% over prior year
  Adjusted Diluted Earnings per Share was $3.35 for the quarter, up 17% over prior year
  Operating Margin was 14.8% for the quarter, down 150 basis points from prior year
  Adjusted Operating Margin was 19.5% for the quarter, up 100 basis points from prior year
  Announced Propel, WTW's AI Acceleration Plan, to further scale AI and automation across WTW, targeting approximately 30% Adjusted Operating Margin2 in 2028 while positioning the Company for future growth
  Increased existing share repurchase authority by $1.5 billion

LONDON, July 30, 2026 (GLOBE NEWSWIRE) -- WTW (NASDAQ: WTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the second quarter ended June 30, 2026.

“WTW delivered solid second quarter results, reflecting business momentum and disciplined execution,” said Carl Hess, WTW’s Chief Executive Officer. “This performance underscores the meaningful progress we've made embedding AI and automation across our business, enabling us to deliver higher-value client solutions and a more compelling colleague experience. Propel, WTW's AI Acceleration Plan announced today, builds on that foundation and is intended to further accelerate performance and enhance efficiency, creating value for shareholders and further strengthening WTW's differentiated position in the market. We remain confident in delivering on our full-year 2026 guidance and achieving our new 2028 margin target.”

Consolidated Results

As reported, USD millions, except %

Key Metrics	Q2-26	Q2-25	Y/Y Change
Revenue[1]	$2,466	$2,261	Reported 9% | CC 8% | Organic 5%
Income from Operations	$364	$368	(1)%
Operating Margin %	14.8%	16.3%	(150) bps
Adjusted Operating Income	$480	$419	15%
Adjusted Operating Margin %	19.5%	18.5%	100 bps
Net Income	$231	$332	(30)%
Adjusted Net Income	$316	$285	11%
Diluted EPS	$2.43	$3.32	(27)%
Adjusted Diluted EPS	$3.35	$2.86	17%

[1]	The revenue amounts included in this release are presented on a U.S. GAAP basis except where stated otherwise. The segment discussion is on an organic basis.
[2]	See “WTW Non-GAAP Measures” below with respect to forward-looking non-GAAP measures.

Revenue was $2.47 billion for the second quarter of 2026, an increase of 9% compared to $2.26 billion for the same period in the prior year. Excluding the impact of foreign currency, revenue increased 8%. On an organic basis, revenue increased 5%. See Supplemental Segment Information for additional detail on book-of-business settlements and interest income included in revenue.

Net Income for the second quarter of 2026 was $231 million compared to $332 million in the prior-year second quarter. Adjusted EBITDA for the second quarter was $529 million, or 21.5% of revenue, an increase of 13%, compared to Adjusted EBITDA of $470 million, or 20.8% of revenue, in the prior-year second quarter. The U.S. GAAP tax rate for the second quarter was 19.8%, and the adjusted income tax rate for the second quarter used in calculating adjusted diluted earnings per share was 19.6%.

Cash Flow and Capital Allocation

Cash flows from operating activities were $474 million for the six months ended June 30, 2026, compared to $326 million in the prior year. Free cash flow for the six months ended June 30, 2026 and 2025 was $360 million and $217 million, respectively, an increase of $143 million. The increase was primarily driven by operating margin expansion. During the quarter ended June 30, 2026, the Company repurchased 1,733,574 of its outstanding shares for $450 million.

Second Quarter 2026 Segment Highlights

Health, Wealth & Career (“HWC”)

As reported, USD millions, except %

Health, Wealth & Career	Q2-26	Q2-25	Y/Y Change
Total Revenue	$1,270	$1,180	Reported 8% | CC 7% | Organic 4%
Operating Income	$306	$280	9%
Operating Margin %	24.1%	23.8%	30 bps

The HWC segment had revenue of $1.27 billion in the second quarter of 2026, an increase of 8% (7% increase constant currency and organic growth of 4%) from $1.18 billion in the prior year. Health delivered organic revenue growth with positive contributions from all regions. Wealth generated organic revenue growth supported by higher levels of retirement work across all regions. Career revenue was flat on an organic basis as increased levels of communications project work and broad-based pay work were offset by constrained revenue in the Middle East due to the ongoing conflict. Benefits Delivery & Outsourcing (BD&O) revenue increased organically as expanded project work, new client wins and regulatory driven work in Outsourcing were partially offset by lower commissions in Individual Marketplace.

Operating margin in the HWC segment increased 30 basis points from the prior-year second quarter to 24.1%. The increase was primarily driven by improved operating leverage and expense discipline.

Risk & Broking (“R&B”)

As reported, USD millions, except %

Risk & Broking	Q2-26	Q2-25	Y/Y Change
Total Revenue	$1,164	$1,047	Reported 11% | CC 10% | Organic 7%
Operating Income	$258	$222	16%
Operating Margin %	22.2%	21.2%	100 bps

The R&B segment had revenue of $1.16 billion in the second quarter of 2026, an increase of 11% (10% increase constant currency and organic growth of 7%) from $1.05 billion in the prior year. Corporate Risk & Broking (CRB) had organic revenue growth driven by new business activity and strong client retention globally. Insurance Consulting and Technology (ICT) delivered organic revenue growth primarily from strong software sales in the Technology practice.

Operating margin in the R&B segment increased 100 basis points from the prior-year second quarter to 22.2%. The increase was primarily driven by operating leverage.

Share Repurchase Program

Today, the Company announced that its Board of Directors approved an increase to the existing share repurchase authority in the amount of $1.5 billion. The $1.5 billion increase is in addition to the approximately $500 million remaining on the current open-ended repurchase authority. The Company is authorized to repurchase shares, by way of redemption or otherwise, and will consider whether to do so from time to time, based on many factors, including market and economic conditions, applicable legal requirements and other business considerations.

Propel

Concurrent with its second quarter results, WTW announced Propel to embed artificial intelligence and automation across the enterprise, expected to be completed by the end of 2028. Supported by the Company's ongoing investments in AI, data and technology, including the acquisition of Newfront, Propel is expected to enhance client service and create additional opportunities for growth as well as streamline core operating processes. WTW expects these efforts to accelerate performance and enhance efficiency, reinforcing WTW's strengths.

The Company expects to invest approximately $625 million of cash and incur approximately $25 million in non-cash charges to generate approximately $400 million in run-rate savings, delivering a cash-cost-to-achieve ratio of approximately 1.6 times. After reinvesting approximately $50 million to support growth, the Company expects to deliver approximately $350 million in net run-rate savings and approximately 30% adjusted operating margin in 2028. The Company’s full-year 2026 guidance remains unchanged. Please refer to the most recent supplemental slides in the Investor Relations section of the Company's website for further details.

Select 2026 Financial Considerations

Adjusted operating margin:

  Continued annual margin expansion at the enterprise level driven by:
    ~100 basis points of annual margin expansion in R&B
    Incremental annual margin expansion in HWC

Segment organic revenue:

  Health, Wealth & Career: Mid-single digits (MSD)
    Health: High-single digits (HSD)
    Wealth: Low-single digits (LSD)
    Career: LSD to MSD
    BD&O: LSD
  Risk & Broking: MSD
    CRB: MSD
    ICT: LSD to MSD

Willis Re joint venture:

  Expected to be a headwind on Adjusted Diluted EPS of ~$0.30
  The remaining equity investments in the interest in earnings of associates line are not expected to be material in 2026

Newfront acquisition:

  Expected to be ~$0.10 dilutive to Adjusted EPS in 2026
  Expected 2026 post-close revenue of ~$250M and an adjusted EBITDA margin of ~26%
  Newfront’s Total Rewards business segment (~42%) will be included in HWC and Newfront’s Business Insurance business segment (~58%) will be included in R&B

Capital allocation:

  Expect share repurchases of $1.0B or greater, subject to market conditions and potential capital allocation to organic and inorganic investment opportunities

Free cash flow:

  Continual improvement in FCF margin primarily from operating margin expansion along with evolving our business mix

Foreign exchange:

  Expect an incremental foreign currency tailwind on Adjusted Diluted EPS of ~$0.05 for the remainder of 2026, resulting in a ~$0.35 tailwind for the full year 2026 at today's rates

The 2026 Financial Considerations above include Non-GAAP financial measures. We do not reconcile forward-looking Non-GAAP measures for reasons explained under "WTW Non-GAAP Measures" below.

Conference Call

The Company will host a conference call to discuss the financial results for the second quarter 2026, including an update on strategic priorities. It will be held on Thursday, July 30, 2026, beginning at 9:00 a.m. Eastern Time. A live, listen-only webcast of the conference call will be available on WTW’s website. Analysts and institutional investors may participate in the conference call’s question-and-answer session by registering in advance here. An online replay will be available at investors.wtwco.com shortly after the call concludes.

About WTW

At WTW (NASDAQ: WTW), we provide data-driven, insight-led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our colleagues serving 140 countries and markets, we help organizations sharpen their strategy, enhance organizational resilience, motivate their workforce and maximize performance. Working shoulder to shoulder with our clients, we uncover opportunities for sustainable success—and provide perspective that moves you. Learn more at www.wtwco.com.

WTW Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that WTW’s management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income/Margin, (4) Adjusted EBITDA/Margin, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Rate, (9) Free Cash Flow and (10) Free Cash Flow Margin.

We believe that those measures are relevant and provide pertinent information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Within the measures referred to as ‘adjusted’, we adjust for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. Some of these items may not be applicable for the current quarter, however they may be part of our full-year results. Additionally, we have historically adjusted for certain items which are not described below, but for which we may adjust in a future period when applicable. Items applicable to the quarter or full year results, or the comparable periods, include the following:

  Transaction and integration expenses – Management believes it is appropriate to adjust for significant acquisition-related transaction and integration expenses including changes in significant estimated acquisition earnouts payable and acquisition-related compensation charges. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when the incurrence of these costs will have concluded.
  Gains and losses on disposals of operations – Adjustment to remove the gains or losses resulting from disposed operations that have not been classified as discontinued operations.
  Net periodic pension and postretirement benefits – Adjustment to remove the recognition of net periodic pension and postretirement benefits (including pension settlements), other than service costs.

We evaluate our revenue on an as reported (U.S. GAAP), constant currency and organic basis. We believe presenting constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

We consider Constant Currency Change, Organic Change, Adjusted Operating Income/Margin, Adjusted EBITDA/Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income Before Taxes, Adjusted Income Taxes/Tax Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what our comparable operating and liquidity results would have been had we not incurred transaction-related and non-recurring items. Reconciliations of these measures are included in the accompanying tables with the following exception: The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Our non-GAAP measures and their accompanying definitions are presented as follows:

Constant Currency Change – Represents the year-over-year change in revenue excluding the impact of foreign currency fluctuations. To calculate this impact, the prior-year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenue, translated at the current year monthly average exchange rates, to the current year as reported revenue, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effects that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.

Organic Change – Excludes the impact of fluctuations in foreign currency exchange rates, as described above and the period-over-period impact of acquisitions and divestitures on current-year revenue. We believe that excluding transaction-related items from our U.S. GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not included these transaction-related items, since the nature, size and number of these transaction-related items can vary from period to period.

Adjusted Operating Income/Margin – Income from operations adjusted for amortization, transaction and integration and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted operating income margin is calculated by dividing adjusted operating income by revenue. We consider adjusted operating income/margin to be important financial measures, which are used internally to evaluate and assess our core operations and to benchmark our operating results against our competitors.

Adjusted EBITDA/Margin – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted EBITDA Margin is calculated by dividing adjusted EBITDA by revenue. We consider adjusted EBITDA/margin to be important financial measures, which are used internally to evaluate and assess our core operations, to benchmark our operating results against our competitors and to evaluate and measure our performance-based compensation plans.

Adjusted Net Income – Net Income Attributable to WTW adjusted for amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments and the tax effects of significant adjustments. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted-average number of ordinary shares, diluted. Adjusted diluted earnings per share is used to internally evaluate and assess our core operations and to benchmark our operating results against our competitors.

Adjusted Income Before Taxes – Income from operations before income taxes and interest in earnings of associates adjusted for amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.

Adjusted Income Taxes/Tax Rate – Provision for income taxes adjusted for taxes on certain items of amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, the tax effects of significant adjustments and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, divided by adjusted income before taxes. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate. Management believes that the adjusted income tax rate presents a rate that is more closely aligned to the rate that we would incur if not for the reduction of pre-tax income for the adjusted items and the tax effects of significant adjustments, which are not core to our current and future operations.

Free Cash Flow – Cash flows from operating activities less cash used to purchase fixed assets and software. Management believes that free cash flow presents the core operating performance and cash-generating capabilities of our business operations.

Free Cash Flow Margin – Free Cash Flow as a percentage of revenue, which represents how much of revenue would be realized on a cash basis. We consider this measure to be a meaningful metric for tracking cash conversion on a year-over-year basis due to the non-cash nature of our pension income, which is included in our GAAP and Non-GAAP earnings metrics presented herein.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our condensed consolidated financial statements.

WTW Forward-Looking Statements

We have included in this document ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations or certain considerations relating to our future results. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as: our outlook; the potential impact of natural or man-made disasters like health pandemics and other world health crises; the impact of macroeconomic trends, including inflation, changes in interest rates, trade policies and other geopolitical risks; future capital expenditures; ongoing working capital efforts; future share repurchases; financial results (including our revenue, costs or margins) and the impact of changes to tax laws on our financial results; existing and evolving business strategies; our indebtedness; our ability to execute strategic transactions, including both acquisitions and dispositions, including our ability to receive adequate consideration or any earnout proceeds in return for any dispositions or integrate or manage acquired businesses (such as our recent acquisitions of Newfront Insurance Holdings, Inc. and Cushon) or effect internal reorganizations; demand for our services and competitive strengths; strategic goals; the benefits of new initiatives or investments in technology; growth of our business and operations; the sustained health of our product, service, transaction, client, and talent assessment and management pipelines; our ability to successfully manage ongoing leadership, organizational and technology changes, including investments in improving systems and processes; our ability to implement and realize anticipated benefits of any cost-savings or investment initiatives including our newly launched artificial intelligence acceleration plan (the ‘Plan’); our cybersecurity and privacy processes; our application of artificial intelligence technologies throughout our business and our ability to compete with artificial intelligence technologies offered by new or existing competitors; our ability to protect our intellectual property; our compliance with laws and regulations; risks associated with being an Irish-incorporated company; our recognition of future impairment charges; and plans and references to future successes, including our future financial and operating results, short-term and long-term financial goals, plans, objectives, expectations and intentions, including with respect to free cash flow generation, adjusted net income, adjusted operating margin and adjusted earnings per share, are forward-looking statements. Also, when we use words such as ‘may’, ‘will’, ‘would’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘continues’, ‘seek’, ‘target’, ‘goal’, ‘focus’, ‘probably’, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following: our ability to successfully establish, execute and achieve our global business strategy as it evolves; our ability to fully realize the anticipated benefits of our growth strategy, including inorganic growth through acquisitions; our ability to achieve our short-term and long-term financial goals, such as with respect to our cash flow generation, and the timing with respect to such achievement; the risks related to changes in general economic conditions, business and political conditions, changes in the financial markets, inflation, credit availability, increased interest rates, changes in trade policies, increased tariffs and retaliatory actions; the risks to our short-term and long-term financial goals from any of the risks or uncertainties set forth herein; the risks relating to the adverse impacts of macroeconomic trends, including those relating to changes in trade policies and tariffs, as well as political events, war, such as the Russia-Ukraine war and conflict in the Middle East, and other international disputes, terrorism, natural disasters, public health issues and other business interruptions on the global economy and capital markets, such as uncertainty in the global markets, inflation, changes in interest rates and recessionary trends, changes in spending by government agencies and contractors, which could have a material adverse effect on our business, financial condition, results of operations and long-term goals; our ability to successfully hedge against fluctuations in foreign currency rates; the risks relating to the adverse impacts of natural or man-made disasters such as health pandemics and other world health crises on the demand for our products and services, our cash flows and our business operations; material interruptions to or loss of our information processing capabilities, or failure to effectively maintain and upgrade our information technology resources and systems; the insufficiency of client data protection, potential breaches of information systems or insufficient safeguards against cybersecurity breaches or incidents; our ability to comply with complex and evolving regulations related to data privacy, cybersecurity and artificial intelligence; significant competition that we face and the potential for loss of market share and/or profitability; the impact of seasonality and differences in timing of renewals and non-recurring revenue increases from disposals and book-of-business sales; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk of substantial negative outcomes on existing or potential future litigation or investigation matters; changes in the regulatory environment in which we operate, including, among other risks, the impacts of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; our ability to make divestitures or acquisitions, including our ability to integrate or manage acquired businesses or carve-out businesses to be disposed, as well as our ability to identify and successfully execute on opportunities for strategic collaboration; our ability to integrate direct-to-consumer sales and marketing solutions with our existing offerings and solutions; our ability to successfully manage ongoing organizational changes, including as a result of our investments in improving systems and processes or other initiatives, and in connection with our acquisition and divestiture activities; the risks relating to the implementation of the Plan; disasters or business continuity problems; our ability to successfully enhance our billing, collection and other working capital efforts, and thereby increase our free cash flow; our ability to properly identify and manage conflicts of interest; reputational damage, including from association with third parties; reliance on third-party service providers and suppliers; risks relating to changes in our management structures and in senior leadership; the loss of key employees or a large number of employees and rehiring rates; our ability to maintain our corporate culture; doing business internationally, including the impact of global trade policies and retaliatory considerations as well as foreign currency exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations  and related counter-sanctions; our ability to effectively apply technology, data and analytics solutions, including through the use of artificial intelligence, for internal operations, maintaining industry standards, meeting client preferences and gaining competitive advantage, among other things; changes and developments in the insurance industry or the U.S. healthcare system, including those related to Medicare, and any other changes and developments in legal, regulatory, economic, business or operational conditions that could impact our businesses; the inability to protect our intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in our pension assets and liabilities and related changes in pension income, including as a result of, related to, or derived from movements in the interest rate environment, investment returns, inflation, or changes in other assumptions that are used to estimate our benefit obligations and their effect on adjusted earnings per share; our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; our ability to obtain financing on favorable terms or at all; adverse changes in our credit ratings; the impact of recent or potential changes to applicable U.S. state, federal and/or foreign laws, rules and regulations, recent judicial decisions and case law developments, and any other relevant policy changes and legislative actions, including the ‘Act to provide for reconciliation pursuant to title II of H. Con. Res. 14’ (‘H.R. 1’) signed into law on July 4, 2025, on our business, operations or results; the impact of recent or potential changes in state, federal, and/or foreign tax laws and regulations, including those that may impose additional excise taxes or impact our effective tax rate, including H.R. 1; U.S. federal income tax consequences to U.S. persons owning at least 10% of our shares; changes in accounting principles, estimates or assumptions; our recognition of future impairment charges; risks relating to or arising from environmental, social and governance (‘ESG’) practices; fluctuation in revenue against our relatively fixed or higher-than-expected expenses; the risk that investment levels across our portfolio increase, which can amplify the impact of market downturns; the laws of Ireland being different from the laws of the U.S. and potentially affording less protections to the holders of our securities; and our holding company structure potentially preventing us from being able to receive dividends or other distributions in needed amounts from our subsidiaries.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see Part I, Item 1A in our Annual Report on Form 10-K, and our subsequent filings with the SEC. Copies are available online at http://www.sec.gov or www.wtwco.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Contact

INVESTORS
Claudia De La Hoz | Claudia.Delahoz@wtwco.com

WTW Supplemental Segment Information (In millions of U.S. dollars) (Unaudited)
REVENUE
				Components of Revenue Change(i)
				Less:		Less:
	Three Months Ended June 30,		As Reported	Currency	Constant Currency	Acquisitions/	Organic
	2026	2025	% Change	Impact	Change	Divestitures	Change

Health, Wealth & Career
Revenue excluding interest income	$1,263	$1,173	8%	1%	7%	3%	4%
Interest income	7	7
Total	1,270	1,180	8%	1%	7%	3%	4%

Risk & Broking
Revenue excluding interest income	$1,140	$1,024	11%	1%	10%	3%	7%
Interest income	24	23
Total	1,164	1,047	11%	1%	10%	3%	7%

Segment Revenue	$2,434	$2,227	9%	1%	8%	3%	5%
Corporate, reimbursable expenses and other	30	24
Interest income	2	10
Revenue	$2,466	$2,261	9%	1%	8%	3%	5%(ii)

				Components of Revenue Change(i)
				Less:		Less:
	Six Months Ended June 30,		As Reported	Currency	Constant Currency	Acquisitions/	Organic
	2026	2025	% Change	Impact	Change	Divestitures	Change

Health, Wealth & Career
Revenue excluding interest income	$2,520	$2,331	8%	2%	6%	2%	3%
Interest income	15	14
Total	2,535	2,345	8%	2%	6%	2%	3%

Risk & Broking
Revenue excluding interest income	$2,231	$2,029	10%	4%	6%	2%	4%
Interest income	49	45
Total	2,280	2,074	10%	4%	6%	2%	4%

Segment Revenue	$4,815	$4,419	9%	3%	6%	2%	4%
Corporate, reimbursable expenses and other	54	45
Interest income	9	20
Revenue	$4,878	$4,484	9%	3%	6%	2%	4%(ii)

(i) Components of revenue change may not add due to rounding.
(ii) Interest income did not contribute to organic change for the three and six months ended June 30, 2026.

BOOK-OF-BUSINESS SETTLEMENTS AND INTEREST INCOME

	Three Months Ended June 30,
	HWC		R&B		Corporate		Total
	2026	2025	2026	2025	2026	2025	2026	2025
Book-of-business settlements	$1	$—	$3	$3	$—	$—	$4	$3
Interest income	7	7	24	23	2	10	33	40
Total	$8	$7	$27	$26	$2	$10	$37	$43

	Six Months Ended June 30,
	HWC		R&B		Corporate		Total
	2026	2025	2026	2025	2026	2025	2026	2025
Book-of-business settlements	$2	$2	$10	$3	$—	$—	$12	$5
Interest income	15	14	49	45	9	20	73	79
Total	$17	$16	$59	$48	$9	$20	$85	$84

SEGMENT OPERATING INCOME (i)

	Three Months Ended June 30,
	2026	2025

Health, Wealth & Career	$306	$280
Risk & Broking	258	222
Segment Operating Income	$564	$502

	Six Months Ended June 30,
	2026	2025

Health, Wealth & Career	$652	$591
Risk & Broking	510	448
Segment Operating Income	$1,162	$1,039

(i) Segment operating income excludes certain costs, including amortization of intangibles, transaction and integration expenses, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally-allocated expenses and the actual expenses reported for U.S. GAAP purposes.

SEGMENT OPERATING MARGINS

	Three Months Ended June 30,
	2026	2025
Health, Wealth & Career	24.1%	23.8%
Risk & Broking	22.2%	21.2%

	Six Months Ended June 30,
	2026	2025
Health, Wealth & Career	25.7%	25.2%
Risk & Broking	22.4%	21.6%

RECONCILIATIONS OF SEGMENT OPERATING INCOME TO INCOME FROM OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES

	Three Months Ended June 30,
	2026	2025

Segment Operating Income	$564	$502
Amortization	(55)	(49)
Transaction and integration expenses(i)	(61)	(2)
Unallocated, net(ii)	(84)	(83)
Income from Operations	364	368
Interest expense	(78)	(64)
Other income, net	6	9
Income from operations before income taxes and interest in earnings of associates	$292	$313

	Six Months Ended June 30,
	2026	2025

Segment Operating Income	$1,162	$1,039
Amortization	(103)	(97)
Transaction and integration expenses(i)	(102)	(2)
Unallocated, net(ii)	(145)	(140)
Income from Operations	812	800
Interest expense	(155)	(129)
Other income/(loss), net	11	(55)
Income from operations before income taxes and interest in earnings of associates	$668	$616

(i) Primarily includes share-based compensation and other transaction-related costs attributable to our Newfront acquisition.
(ii) Includes certain costs, primarily related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

WTW Reconciliations of Non-GAAP Measures (In millions of U.S. dollars, except per share data) (Unaudited)
RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO WTW TO ADJUSTED DILUTED EARNINGS PER SHARE
	Three Months Ended June 30,
	2026	2025

Net income attributable to WTW	$229	$331
Adjusted for certain items:
Amortization	55	49
Transaction and integration expenses	61	2
Net periodic pension and postretirement benefits	(8)	(13)
Tax effect on certain items listed above(i)	(21)	(10)
Tax effect of significant adjustments	—	(74)
Adjusted Net Income	$316	$285

Weighted-average ordinary shares, diluted	94	100

Diluted Earnings Per Share	$2.43	$3.32
Adjusted for certain items:(ii)
Amortization	0.58	0.49
Transaction and integration expenses	0.65	0.02
Net periodic pension and postretirement benefits	(0.08)	(0.13)
Tax effect on certain items listed above(i)	(0.22)	(0.10)
Tax effect of significant adjustments	—	(0.74)
Adjusted Diluted Earnings Per Share(ii)	$3.35	$2.86

	Six Months Ended June 30,
	2026	2025

Net income attributable to WTW	$526	$566
Adjusted for certain items:
Amortization	103	97
Transaction and integration expenses	102	2
Net periodic pension and postretirement benefits	(14)	62
Gain on disposal of operations	—	(14)
Tax effect on certain items listed above(i)	(44)	(38)
Tax effect of significant adjustments	—	(74)
Adjusted Net Income	$673	$601

Weighted-average ordinary shares, diluted	95	100

Diluted Earnings Per Share	$5.53	$5.64
Adjusted for certain items:(ii)
Amortization	1.08	0.97
Transaction and integration expenses	1.07	0.02
Net periodic pension and postretirement benefits	(0.15)	0.62
Gain on disposal of operations	—	(0.14)
Tax effect on certain items listed above(i)	(0.46)	(0.38)
Tax effect of significant adjustments	—	(0.74)
Adjusted Diluted Earnings Per Share(ii)	$7.07	$5.99

(i) The tax effect was calculated using an effective tax rate for each item.
(ii) Per share values and totals may differ due to rounding.

RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA
	Three Months Ended June 30,
	2026		2025

Net income	$231	9.4%	$332	14.7%
Provision for/(benefit from) income taxes	57		(21)
Interest expense	78		64
Depreciation	55		57
Amortization	55		49
Transaction and integration expenses	61		2
Net periodic pension and postretirement benefits	(8)		(13)
Adjusted EBITDA and Adjusted EBITDA Margin	$529	21.5%	$470	20.8%

	Six Months Ended June 30,
	2026		2025

Net income	$534	10.9%	$571	12.7%
Provision for income taxes	127		44
Interest expense	155		129
Depreciation	111		111
Amortization	103		97
Transaction and integration expenses	102		2
Net periodic pension and postretirement benefits	(14)		62
Gain on disposal of operations	—		(14)
Adjusted EBITDA and Adjusted EBITDA Margin	$1,118	22.9%	$1,002	22.3%

RECONCILIATIONS OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME
	Three Months Ended June 30,
	2026		2025

Income from operations and Operating margin	$364	14.8%	$368	16.3%
Adjusted for certain items:
Amortization	55		49
Transaction and integration expenses	61		2
Adjusted operating income and Adjusted operating income margin	$480	19.5%	$419	18.5%

	Six Months Ended June 30,
	2026		2025

Income from operations and Operating margin	$812	16.6%	$800	17.8%
Adjusted for certain items:
Amortization	103		97
Transaction and integration expenses	102		2
Adjusted operating income and Adjusted operating income margin	$1,017	20.8%	$899	20.0%

RECONCILIATIONS OF GAAP INCOME TAXES/TAX RATE TO ADJUSTED INCOME TAXES/TAX RATE
	Three Months Ended June 30,
	2026	2025

Income from operations before income taxes and interest in earnings of associates	$292	$313

Adjusted for certain items:
Amortization	55	49
Transaction and integration expenses	61	2
Net periodic pension and postretirement benefits	(8)	(13)
Adjusted income before taxes	$400	$351

Provision for/(benefit from) income taxes	$57	$(21)
Tax effect on certain items listed above(i)	21	10
Tax effect of significant adjustments	—	74
Adjusted income taxes	$78	$63

U.S. GAAP tax rate	19.8%	(6.8)%
Adjusted income tax rate	19.6%	18.0%

	Six Months Ended June 30,
	2026	2025

Income from operations before income taxes and interest in earnings of associates	$668	$616

Adjusted for certain items:
Amortization	103	97
Transaction and integration expenses	102	2
Net periodic pension and postretirement benefits	(14)	62
Gain on disposal of operations	—	(14)
Adjusted income before taxes	$859	$763

Provision for income taxes	$127	$44
Tax effect on certain items listed above(i)	44	38
Tax effect of significant adjustments	—	74
Adjusted income taxes	$171	$156

U.S. GAAP tax rate	19.1%	7.1%
Adjusted income tax rate	19.7%	20.5%

(i) The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
	Six Months Ended June 30,
	2026	2025

Cash flows from operating activities	$474	$326
Less: Additions to fixed assets and software	(114)	(109)
Free Cash Flow	$360	$217

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY Condensed Consolidated Statements of Income (In millions of U.S. dollars, except per share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$2,466	$2,261	$4,878	$4,484

Costs of providing services
Salaries and benefits	1,551	1,449	2,985	2,773
Other operating expenses	380	336	765	701
Depreciation	55	57	111	111
Amortization	55	49	103	97
Transaction and integration expenses	61	2	102	2
Total costs of providing services	2,102	1,893	4,066	3,684

Income from operations	364	368	812	800

Interest expense	(78)	(64)	(155)	(129)
Other income/(loss), net	6	9	11	(55)

INCOME FROM OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	292	313	668	616

(Provision for)/benefit from income taxes	(57)	21	(127)	(44)

INCOME FROM OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	235	334	541	572

Interest in earnings of associates, net of tax	(4)	(2)	(7)	(1)

NET INCOME	231	332	534	571

Income attributable to non-controlling interests	(2)	(1)	(8)	(5)

NET INCOME ATTRIBUTABLE TO WTW	$229	$331	$526	$566

EARNINGS PER SHARE
Basic earnings per share	$2.43	$3.34	$5.55	$5.68
Diluted earnings per share	$2.43	$3.32	$5.53	$5.64

Weighted-average ordinary shares, basic	94	99	95	100
Weighted-average ordinary shares, diluted	94	100	95	100

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY Condensed Consolidated Balance Sheets (In millions of U.S. dollars, except share data) (Unaudited)
	June 30,	December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$1,627	$3,132
Fiduciary assets	11,846	10,445
Accounts receivable, net	2,603	2,702
Prepaid and other current assets	669	595
Total current assets	16,745	16,874
Fixed assets, net	675	695
Goodwill	9,735	8,938
Other intangible assets, net	1,444	1,141
Right-of-use assets	474	487
Pension benefits assets	558	529
Other non-current assets	928	866
Total non-current assets	13,814	12,656
TOTAL ASSETS	$30,559	$29,530
LIABILITIES AND EQUITY
Fiduciary liabilities	$11,846	$10,445
Deferred revenue and accrued expenses	1,766	2,087
Current debt	749	550
Current lease liabilities	117	125
Other current liabilities	767	797
Total current liabilities	15,245	14,004
Long-term debt	5,781	5,756
Liability for pension benefits	610	660
Provision for liabilities	359	340
Long-term lease liabilities	454	472
Other non-current liabilities	340	246
Total non-current liabilities	7,544	7,474
TOTAL LIABILITIES	22,789	21,478
COMMITMENTS AND CONTINGENCIES
EQUITY(i)
Additional paid-in capital	11,236	11,106
Accumulated deficit	(699)	(296)
Accumulated other comprehensive loss, net of tax	(2,849)	(2,834)
Total WTW shareholders' equity	7,688	7,976
Non-controlling interests	82	76
Total Equity	7,770	8,052
TOTAL LIABILITIES AND EQUITY	$30,559	$29,530

______________
(i)  Equity includes (a) Ordinary shares $0.000304635 nominal value; Authorized 1,510,003,775; Issued 93,003,869 (2026) and 95,079,835 (2025); Outstanding 93,003,869 (2026) and 95,079,835 (2025) and (b) Preference shares, $0.000115 nominal value; Authorized 1,000,000,000 and Issued none in 2026 and 2025.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY Condensed Consolidated Statements of Cash Flows (In millions of U.S. dollars) (Unaudited)
	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$534	$571
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	111	111
Amortization	103	97
Non-cash lease expense	50	47
Net periodic cost of defined benefit pension plans	14	94
Provision for doubtful receivables from clients	10	7
Benefit from deferred income taxes	(42)	(70)
Share-based compensation	109	68
Gain on disposal of operations	—	(14)
Non-cash foreign exchange (gain)/loss	(16)	30
Other, net	31	18
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	121	225
Other assets	(97)	(99)
Other liabilities	(475)	(778)
Provisions	21	19
Net cash from operating activities	474	326

CASH FLOWS (USED IN)/FROM INVESTING ACTIVITIES
Additions to fixed assets and software	(114)	(109)
Acquisitions of operations, net of cash acquired	(1,039)	(14)
Contributions to investments in associates	(23)	(8)
Net proceeds from sale of operations	—	836
Net purchases of held-to-maturity securities	—	(50)
Net purchases of available-for-sale securities	—	(43)
Net cash (used in)/from investing activities	(1,176)	612

CASH FLOWS USED IN FINANCING ACTIVITIES
Borrowing of other debt	775	—
Debt issuance costs	(4)	—
Repayments of debt	(552)	(2)
Repurchase of shares	(750)	(700)
Net proceeds from fiduciary funds held for clients	159	141
Payments of deferred and contingent consideration related to acquisitions	(2)	(15)
Cash paid for employee taxes on withholding shares	(57)	(43)
Dividends paid	(178)	(179)
Acquisitions of and dividends paid to non-controlling interests	(2)	(2)
Net cash used in financing activities	(611)	(800)

(DECREASE)/INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,313)	138
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(34)	207
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD(i)	6,487	4,998
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD(i)	$5,140	$5,343

______________
(i)  The amounts of cash, cash equivalents and restricted cash, their respective classification on the condensed consolidated balance sheets, as well as their respective portions of the increase or decrease in cash, cash equivalents and restricted cash for each of the periods presented have been included in the Supplemental Disclosure of Cash Flow Information section.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (In millions of U.S. dollars)
	Six Months Ended June 30,
	2026	2025

Supplemental disclosures of cash flow information:
Cash and cash equivalents	$1,627	$1,963
Fiduciary funds (included in fiduciary assets)	3,513	3,380
Total cash, cash equivalents and restricted cash	$5,140	$5,343

Decrease in cash, cash equivalents and other restricted cash	$(1,487)	$(3)
Increase in fiduciary funds	174	141
Total(i)	$(1,313)	$138

(i) Does not include the effect of exchange rate changes on cash, cash equivalents and restricted cash.